EXHIBIT 99.1

                         Media Contact:
                           George E. Bicchler 610-655-2470
                           Constance F. Walker 610-655-3956
                         Investor Contact:
                           Michael J. Hughes 610-655-2740


        Meridian Completes Annual Board Planning Meeting

          READING, PA., Sept. 26, 1995 -- Meridian Bancorp, Inc. (NASDAQ/NMS:MRDN) announced today that it has completed its annual Board of Directors planning meeting held September 26, 1995.
          Samuel A. McCullough, Meridian's Chairman, President and Chief Executive Officer, stated that the Board did not adopt any final strategy at the meeting. "The Board intends to continue to explore all of the Company's strategic alternatives and the impact of such alternatives on the Company's shareholders and other stakeholders," McCullough said.

          "We are making this announcement, in part, as a result of the publicity surrounding the story, which first appeared late last week in the Bloomberg News Wire Service, and resulting rumors, and will not comment on the progress of our strategic alternatives review or related Board action in the future, unless legally required to do so," he said.